METROPOLIS REALTY TRUST, INC.
                           1996 Directors' Stock Plan







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                          METROPOLIS REALTY TRUST, INC.
                           1996 Directors' Stock Plan


1. Purposes. The purposes of the Metropolis Realty Trust, Inc. Directors' Stock Plan (the "Plan") are (i) to provide incentives to Directors of Metropolis Realty Trust, Inc. (the "Company") whose substantial contributions are essential to the growth and success of the Company's business, (ii) to strengthen the ability of the Company to attract and retain competent and dedicated individuals to serve as Directors of the Company, and (iii) to align the interests of the Directors with the interests of the stockholders of the Company. To accomplish such purposes, the Plan provides for annual stock awards and provides that the Company may grant stock options to Directors. The stock options granted by the Company pursuant to the terms and conditions of the Plan shall be referred to herein as the "Stock Options."

2. Administration. Except as expressly set forth herein, the Plan shall be administered by either the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company or the Board itself. The Board or the Committee, as applicable, depending on which entity is then administering the Plan, shall hereinafter be referred to as the "Administrator." Subject to the provisions hereof, the Administrator shall have the full power and authority to administer and interpret the Plan and adopt or amend such rules, regulations, agreements and instruments for implementing the Plan as it may deem appropriate for the proper administration of the Plan. Any such interpretation, determination or other action of the Administrator shall be conclusive and binding on participants, beneficiaries and any other interested parties.

3. Stock Subject to the Plan. The total number of shares of the common stock of the Company, par value $10 per share (the "Shares"), for which Stock Options may be granted under the Plan shall not exceed, in the aggregate, 100,000 Shares, subject, however, to adjustment in accordance with the provisions of Section 13 hereof. Any Shares which were the subject of unexercised portions of any terminated or expired Stock Options may again be subject to Stock Options under the Plan.

4. Award of Shares. Beginning with the Annual Meeting of the Company's shareholders in 1997 and on each Annual Meeting thereafter, so long as Shares remain available for issuance under the Plan, each Director (a "Participant") shall receive 400 shares, subject, however, to adjustment in accordance with the provisions of Section 13 hereof. The Shares shall be fully vested and non-forfeitable.

5. Award of Stock Options. The Administrator, in its sole discretion, may, at any time prior to the Expiration Date authorize the granting of Stock Options to Directors of the Company.


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6. Term. A Stock Option may be exercised by the holder at such times as may be specified in such holder's Stock Option Agreement; provided that no Stock Option shall be exercised later than ten years from the date such Stock Option was granted (the "Expiration Date").

7. Initial Option Grants. Pursuant to the provisions of the Plan and the Joint Plan of Reorganization of 237 Park Avenue Associates, LLC and 1290 Associates, LLC, filed under title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Reorganization Plan"), and subject to the terms and conditions of the Plan and the Reorganization Plan, effective on the Effective Date (as such term is defined in the Reorganization Plan), the Company shall grant to each person serving as a Director of the Company on the Effective Date, Stock Options to purchase 3,000 Shares (the "Initial Grants") at an exercise price of $25 per share.

         Each Stock Option shall be evidenced by a written agreement substantially in the form of Exhibit A hereof or in such form and containing such provisions not inconsistent with the Plan as the Administrator shall from time to time to approve (the "Stock Option Agreement").

8. Price. The exercise price of a Stock Option shall be (i) the fair market value per share of the Shares covered by the Stock Option at the time that the Stock Option is granted, as determined by the Administrator in its sole discretion, and, in the case of the Initial Grants, $25 per share, in accordance with the Plan, or (ii) such other price as the Administrator deems appropriate. The exercise price of a Stock Option, as determined by the Administrator in accordance with (i) or (ii) above and specified in the holder's Stock Option Agreement shall hereinafter be referred to as the "Exercise Price."

9. Termination of Service. If a Participant ceases to be a member of the Board for any reason, the Participant (or the Participant's legal representative or the person or persons to whom the Stock Options shall have been transferred by will or by the laws of descent and distribution, as the case may be), shall have the right to exercise the option until the Expiration Date.

10. Nontransferability. No Stock Option shall be transferable by a holder other than by will or the laws of descent and distribution. During the lifetime of a holder the Stock Option shall be exercisable only by such holder or, in the case of disability, by such holder's personal representative.

11. Exercise of Options. Unless otherwise provided in any Stock Option Agreement, Stock Options distributed pursuant to the Plan shall become exercisable as follows:


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                              (a) one-third of the Shares covered by the Stock
Options issued to a holder shall become purchasable on the date of the original issuance of such Stock Options;

                              (b) an additional one-third of the Shares covered
by the Stock Options issued to any holder shall become purchasable on the first anniversary date of the original issuance date of such Stock Options; and

                              (c) the remaining one-third of the Shares covered
by the Stock Options issued to a holder shall become purchasable on the second anniversary date of the original issuance date of such Stock Options.

12. Payment for Stock.

                              (a) The aggregate purchase price of Shares issued
upon the exercise of any Stock Options granted hereunder shall be paid in full on the date of exercise. Payment shall be made either in cash or in such other consideration as the Administrator deems appropriate, including, but not limited to, Shares already owned by the holder or Shares to be acquired by the holder upon exercise of a Stock Option having a total fair market value, as determined by the Administrator, equal to the aggregate purchase price, or a combination of cash and Shares having a total fair market value, as so determined, equal to the aggregate purchase price.

                              (b) Shares shall not be issued upon the exercise
of any Stock Option unless and until the aggregate amount of federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of such Stock Options have been paid or satisfied or provision for their payment and satisfaction has been made upon such terms as the Administrator may prescribe.

                              (c) No fractional Shares, or cash in lieu thereof,
shall be issued under any Stock Option.

13. Stock Adjustments.

                              (a) The total number of Shares which may be issued
under the Plan, the number of Shares which may be purchased upon the exercise of Stock Options granted hereunder and the exercise price of such Stock Options shall be appropriately adjusted for any increase or decrease in the number of outstanding Shares resulting from payment of a stock dividend on the Shares, a subdivision or combination of Shares, or a reclassification of the Shares, and (in accordance with the provisions contained in the next following paragraph) in the event of a consolidation or a merger in which the Company shall be the surviving corporation.



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                              (b) After any merger of one or more corporations
into the Company in which the Company shall be the surviving corporation, or after any consolidation of the Company and one or more other corporations, each holder shall, at no additional cost, be entitled, upon any exercise of his/her Stock Options, to receive (subject to any required action by stockholders), in lieu of the number of Shares as to which such Stock Options shall then be so exercised, the number and class of Shares or other securities to which such holder would have been entitled pursuant to the terms of the applicable agreement of merger or consolidation if at the time of such merger or consolidation such holder had been a holder of record of a number of Shares equal to the number of Shares to which such holder's Stock Options may have then be so exercised. Comparable rights shall accrue to each holder in the event of successive mergers or consolidations of the character described above.

                              (c) In its absolute discretion, and on such terms
and conditions as it deems appropriate, the Board may provide by the terms of any Stock Option that such Stock Option cannot be exercised after the merger or consolidation of the Company into another entity, the exchange of all or substantially all of the assets of the Company for the securities of another entity, the acquisition by another entity of 80% or more of the Company's then outstanding Shares or the liquidation or dissolution of the Company, and if the Board so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such option or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Stock Option shall be exercisable as to all Shares subject thereto, notwithstanding anything to the contrary in Section 11.

14. No Rights as a Stockholder. A holder or a transferee of a Stock Option shall have no rights as a stockholder with respect to any Shares covered by his Stock Option until he shall have become the holder of record of such Shares, and, except for stock dividends as provided in Section 13 above, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such Shares for which the record date is prior to the date on which he shall become the holder of record thereof.

15. Amendment and Termination. The Administrator may at any time terminate, amend or modify the Plan in any respect it deems suitable; provided, however, that no such action of the Administrator, without the approval of the stockholders of the Company, may increase the total number of Shares which may be issued under the Plan; and provided, further, that no amendment, modification or termination of the Plan may in any manner affect any Stock Option theretofore granted under the Plan without the consent of the then holder of the Stock Option.

16. Investment Purpose. No Shares shall be issued hereunder or transferred upon the exercise of any Stock Option unless and until all legal requirements applicable to

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the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator. At the time of exercise of any Stock Option or the issuance of any Shares, the Company may, if it shall deem it necessary or desirable for any reason, require the Participant to represent in writing to the Company that it is his/her then intention to acquire the Shares for investment and not with a view to the distribution thereof.

17. Governing Law. The Plan shall be governed by the laws of the State of Maryland.

18. Effective Date. The Plan shall be effective on the Effective Date of Reorganization Plan.



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